UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2018
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number

, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2018, upon the recommendation of the Company’s Nominating Committee, the Board of Directors elected Fritz E. Armenat as a Class 1 Director, filling the vacancy created by the death of Reginald B. Newman II on April 7, 2018. Mr. Armenat, whose Class 1 term expires in 2020, will stand for election by shareholders at the next Annual Meeting of Shareholders to be held on November 2, 2018. The Board plans to appoint Mr. Armenat to serve on the Company’s Audit Committee, Nominating Committee and Compensation Committee. Mr. Armenat will also enter into an indemnity agreement with the Company

Mr. Armenat, age 59, is currently the President and CEO of Multisorb Technologies, Inc., a leader in sorbent technology for over 50 years. He previously served as President and CEO for three companies within the Summer Street Capital portfolio from 2009 through 2012 until his present position.

Mr. Armenat holds a B.S. degree from Southern Illinois University in Carbondale, Illinois and an M.B.A. from St. Bonaventure University in St. Bonaventure, New York.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1	Press Release dated May 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(Registrant)
Date: May 3, 2018	By:	/s/Douglas P. Taylor
Douglas P. Taylor, President and Chief Executive Officer